Exhibit 99.1

Ramtron International Corporation
News Release
Nasdaq: RMTR

NEWS FOR RELEASE: 8/24/08, 8:30am ET                         CONTACT: Lee Brown
                                                                                                        (719) 481-7213
                                                                                                        lee.brown@ramtron.com

RAMTRON EXPANDS
LINE OF CREDIT WITH SILICON VALLEY BANK

COLORADO SPRINGS, CO - August 24, 2009 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq:RMTR), the leading developer and supplier of nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, today announced that it has entered into a secured $6-million revolving line of credit with Silicon Valley Bank, a subsidiary of Silicon Valley Bancshares (NASDAQ: SIVB).  The new credit facility replaces Ramtron's existing $4-million line and will provide additional capital to support Ramtron’s working capital requirements. The new line of credit matures in August of 2011.

About Ramtron
Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.